Exhibit 99.1

NEWS RELEASE

PETER D. CUMMINGS RESIGNS FROM
COMERICA INCORPORATED BOARD OF DIRECTORS

DALLAS/September 30, 2008 – Peter D. Cummings, chairman of Ram Realty Services, announced his resignation from the Comerica Incorporated Board of Directors, effective September 29, 2008.

Cummings became a director of Comerica Incorporated in 2000 following three years of service as a director of Comerica Bank.

“We appreciate the valuable contributions Peter has made to our company, and will miss his guidance and counsel,” said Ralph W. Babb Jr., chairman and chief executive officer, Comerica Incorporated.

Currently, there are 13 independent directors on Comerica’s board of directors.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada, China and Mexico. Comerica reported total assets of $66 billion at June 30, 2008. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.

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Wayne Mielke
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